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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

To the Board of Directors of
Gen-Net Lease Income Trust, Inc.

We hereby consent to the inclusion in the Supplement No. 7 and Post Effective Amendment No. 3 to Form S-11 to the Prospectus, our report dated March 20, 2003, on our audit of the revenues and direct operating expenses of the Bakersfield, California property, as of December 31, 2002. We further consent to the reference to our firm under the caption "Experts" in both the Prospectus and
Part II of the Registration Statement.




                                                Zwick & Steinberger, P.L.L.C.
                                                --------------------------------
                                                Zwick & Steinberger, P.L.L.C.

Southfield, Michigan
June 23, 2003